                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-115662) and related Prospectus of The Lubrizol Corporation and to the incorporation by reference therein of our reports, as listed below:

     - Our report dated February 17, 2004, with respect to the consolidated financial statements of Noveon International, Inc. included in The Lubrizol Corporation's Current Report (Form 8-K) filed with the Securities and Exchange Commission on May 20, 2004 and incorporated by reference in The Lubrizol Corporation's Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on July 29, 2004;

     - Our report dated September 5, 2002, with respect to the consolidated financial statements of BFGoodrich Performance Materials (a segment of The BFGoodrich Company) included in The Lubrizol Corporation's Current Report (Form 8-K) filed with the Securities and Exchange Commission on May 20, 2004 and incorporated by reference in The Lubrizol Corporation's Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on July 29, 2004 and;

     - Our report dated February 17, 2004 (except for Note W for which the date is July 29, 2004), with respect to the consolidated financial statements of Noveon International, Inc. included in The Lubrizol Corporation's Current Report (Form 8-K) filed with the Securities and Exchange Commission on August 4, 2004.


/s/ Ernst & Young LLP

Cleveland, Ohio
July 29, 2004